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                                                            EXHIBIT 5.1

                      [ARMSTRONG TEASDALE LLP LETTERHEAD]


                                February 12, 2004


Board of Directors
Source Interlink Companies, Inc.
27500 Riverview Center Boulevard, Suite 400
Bonita Springs, Florida  34134

Ladies and Gentlemen:

     This opinion letter is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-111711), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of an aggregate of 4,600,000 shares (the "Shares") of common stock, $0.01 par value per share, of Source Interlink Companies, Inc., a Missouri corporation (the "Company"), of which (i) up to 3,000,000 Shares will be issued and sold by the Company and (ii) up to 1,600,000 Shares (including 600,000 Shares to be issuable upon exercise of an over-allotment option) will be sold by certain shareholders of the Company (the "Selling Shareholders").

     The Shares are to be sold by the Company and the Selling Shareholders pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders and the several underwriters named in the Underwriting Agreement, for whom Jefferies & Company, Inc. and Needham & Company, Inc. are acting as representatives, the form of which is being filed as Exhibit 1.1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the sale of the Shares by the Company and the Selling Shareholders. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the form of the Underwriting Agreement, minutes of meetings of the shareholders and board of directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

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February 12, 2004
Page 2

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have further assumed that the Underwriting Agreement, as executed and delivered by the parties thereto, will be in substantially the form of the Underwriting Agreement being filed as Exhibit 1.1 to the Registration Statement.

     We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Missouri and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Sincerely,

                                        /s/ Armstrong Teasdale LLP

                                        ARMSTRONG TEASDALE LLP